SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Act of 1934

Date of Report: July 1, 2005

CLX INVESTMENT COMPANY, INC.

(Exact Name of Registrant as Specified in its Charter)

Colorado	0-9392	84-0749623
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

43180 Business Park Dr., Temecula CA 92590

(Address of principal executive offices)

Registrant's telephone number, including area code: (951) 587-9100

N/A

(Former name or former address, if changed since last report)

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officer

On July 1, 2005, the Company accepted the resignation from Shane Traveller as the Chief Executive Officer and President of the Company. Effective as of the same date, to fill the vacancies created by Mr. Traveller’s resignation, the Board of Directors appointed Ms. Tammy Dunn as Chief Executive Officer and President.

The following biographical information is provided:

Tammy Dunn - Ms. Dunn has over 17 years of extensive experience serving in both public and private companies, acquisitions and development, mergers, private placements, and working with converting and existing corporations regulated by the Investment Act of 1940.  From 2003 to 2005, Ms. Dunn served as vice president of operations at Computer Discount Center, a California based E-commerce corporation.  She previously worked as National Marketing Director for Mod Works, Inc., a Florida based aviation corporation specializing in the Mooney aircraft, and as president of iNetPartners, Inc., a California based business development company subsidiary, which operated an Internet automotive portal and web development center.  Prior to her experience at iNetPartners, Ms. Dunn served as president of Brand Asset Management Corporation, a California based business development company subsidiary specializing in licensing and franchising.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLX INVESTMENT COMPANY, INC.

July 6, 2005	/s/ Kenneth Wiedrich
Date	Kenneth Wiedrich, Secretary

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